UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Procera Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33691	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47448 Fremont Boulevard, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 22, 2015, Procera Networks, Inc., a Delaware corporation (“Procera”), filed a Current Report on Form 8-K (the “Initial Report”) to report that Procera entered into an Agreement and Plan of Merger (the “Merger Agreement”) with KDR Holding, Inc., a Delaware corporation (“Parent”), and KDR Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, on April 21, 2015. This Amendment No. 1 to Current Report on Form 8-K/A, which amends the Initial Report, is being filed solely to include exhibits originally omitted from the Merger Agreement that was filed as Exhibit 2.1 of the Initial Report. Except as described in this Explanatory Note, no other changes have been made to the Initial Report, and this Amendment No. 1 to Current Report on Form 8-K/A does not amend or update any other information set forth in the Initial Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 21, 2015, among KDR Holding, Inc., KDR Acquisition, Inc. and Procera Networks, Inc.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Procera agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015	Procera Networks, Inc.

	By:	/s/ James Brear
	Name:	James Brear
	Title:	President, Chief Executive Officer and Principal Executive Officer

INDEX TO EXHIBITS

Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 21, 2015, among KDR Holding, Inc., KDR Acquisition, Inc. and Procera Networks, Inc.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Procera agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.